UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 12, 2009 (March 6, 2009)

STATE AUTO FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Ohio	0-19289	31-1324304
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

518 East Broad Street, Columbus, Ohio	43215-3976
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (614) 464-5000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Item 5.02(e)

Compensatory Arrangements with Robert P. Restrepo, Jr.

On March 6, 2009, Robert P. Restrepo, Jr., Chairman, Chief Executive Officer and President of State Auto Financial Corporation (“STFC”), entered into the following new compensatory agreements: (1) a new employment agreement effective March 1, 2009 (the “Employment Agreement”), with STFC, State Auto Property and Casualty Insurance Company, and State Automobile Mutual Insurance Company (“State Auto Mutual”); and (2) a new executive agreement effective March 1, 2009 (the “Executive Agreement”), with STFC and State Auto Mutual. The Employment Agreement defines “State Auto” as, collectively, STFC, State Auto Mutual and each of their respective present and future subsidiaries and affiliates.

(a)	Employment Agreement

The Employment Agreement provides for Mr. Restrepo’s continued employment as Chairman of the Board, Chief Executive Officer and President of State Auto. The following provides a brief description of the material terms of the Employment Agreement:

Employment Term

•

Mr. Restrepo’s employment term ends on December 31, 2011, unless sooner terminated due to Mr. Restrepo’s disability, death, voluntary termination of employment, or involuntary termination of employment by State Auto for cause or without cause. Mr. Restrepo’s retirement from State Auto, whether initiated by Mr. Restrepo or mandatory, will be treated as his voluntary termination of employment.

Compensation

•	Mr. Restrepo will receive a base salary of $730,000 per year, which is subject to annual increases as authorized by the STFC Compensation Committee.

•

Mr. Restrepo will participate in the State Auto Financial Corporation Leadership Bonus Plan (the “LBP”) with an incentive bonus target equal to not less than 75% of his then current annual base salary.

•

Mr. Restrepo will participate in the State Auto Quality Performance Bonus Plan or any similar cash incentive compensation plan generally made available to executives of State Auto (the “QPB Plan”) (so long as the QPB Plan is offered to executives) in accordance with the terms and conditions of the QPB Plan, including any offsets applicable to bonus amounts earned under the LBP.

•	Mr. Restrepo will participate in the STFC Long Term Incentive Plan (the “LTIP”) in accordance with the terms and conditions of the LTIP.

•

Mr. Restrepo will be entitled to participate in all employee stock purchase, equity, retirement and other plans made available to executives of State Auto and receive any and all fringe benefits generally made available to employees of State Auto.

Severance Upon Termination of Employment or Nonrenewal of Employment Term

•

In the event Mr. Restrepo suffers a “disability,” as defined in the Employment Agreement, State Auto may terminate Mr. Restrepo’s employment, in which case Mr. Restrepo will be entitled to receive (i) his full base salary and bonuses accruing under the LBP, QPB Plan and LTIP plans through the date of his separation from service in accordance with the terms of the applicable plan, plus (ii) an annual amount equal to 80% of his then-current base salary, less any disability benefits received from any of State Auto’s long-term disability benefit plans, throughout the period of his disability or until he attains age 65, whichever first occurs.

•

In the event of Mr. Restrepo’s death, his beneficiaries will receive payment of his then-current annual base salary for the lesser of 12 months or the date he would have attained age 65, plus a pro rata share of any bonuses to which Mr. Restrepo would then have been eligible to receive pursuant to the LBP, QPB Plan and LTIP plans, provided that any bonus contemplated by any of those plans was in fact earned under the terms of the applicable plan for the particular period in which the employment term ended.

•

In the event of Mr. Restrepo’s voluntary termination of employment, including without limitation retirement initiated by Mr. Restrepo and mandatory retirement at age 65, Mr. Restrepo will be entitled to receive his base salary through the date of termination plus any compensation to which he may be entitled under the LBP, QPB Plan and LTIP plans.

•

In the event of Mr. Restrepo’s involuntary termination of employment “for cause,” as defined in the Employment Agreement, Mr. Restrepo will be entitled to receive his base salary through the date of termination plus any compensation to which he may be entitled under the LBP, QPB Plan and LTIP plans.

•

In the event of Mr. Restrepo’s involuntary termination of employment without cause (other than for disability, death, or retirement), Mr. Restrepo will be entitled to receive (i) the continuation of the payment his base salary for the lesser of 24 months or until he attains age 65, plus (ii) a one-year bonus payment equal to (A) the average of the aggregate bonuses under the QPB Plan earned by Mr. Restrepo for each of the two calendar years immediately preceding the calendar year in which the involuntary termination occurred, plus (B) the average of the amount earned under the LBP and LTIP plans for each of the two calendar years immediately preceding the calendar year in with the involuntary termination occurred. The one-year bonus payment will be prorated if Mr. Restrepo is to reach age 65 within less than 12 months of the involuntary termination.

•

In the event Mr. Restrepo desires to renew his employment at the end of the employment term, but the Board of Directors of State Auto does not, then Mr. Restrepo will be entitled to receive (i) the continuation of the payment of his base salary for 12 months, plus (ii) a one-year bonus payment equal to (A) the average of the aggregate bonus under the QPB Plan earned by Mr. Restrepo for each of the two calendar years immediately preceding the calendar year in which the nonrenewal occurred, plus (B) the average of the amount earned under the LBP and LTIP plans for each of the two calendar years immediately preceding the calendar year in with the nonrenewal occurred.

Forfeiture of Termination Benefits

•

The STFC and State Auto Mutual Boards of Directors may require that all or any portion of the severance benefits described above be subject to an obligation of repayment upon the violation of any non-competition and confidentiality covenants applicable to Mr. Restrepo. Such Boards may also require Mr. Restrepo to repay all or any portion of such severance benefits if: (i) the amount of his severance benefits were calculated based upon the achievement of certain financial results that were subsequently the subject of a financial statement restatement; (ii) Mr. Restrepo engaged in fraudulent misconduct that caused or substantially contributed to the need for the financial statement restatement; and (iii) the amount of his severance benefits would have been lower than the amount actually awarded to Mr. Restrepo had the financial results been properly reported. Such Boards may also require Mr. Restrepo to repay all or any portion of such severance benefits if he has engaged in any wrongful conduct during the employment term which has a material adverse effect on State Auto, as determined by such Boards in good faith.

Confidential Information; Noncompetition Agreement; Nonsolicitation

•

The Employment Agreement imposes a post-employment confidentiality obligation upon Mr. Restrepo. This confidentiality covenant prohibits Mr. Restrepo from disclosing or using for his own gain any confidential information of State Auto unless and until such information becomes public knowledge or has come into the possession of other persons by legal and equitable means other than as a result of disclosure by Mr. Restrepo. This confidentiality covenant has a three-year term.

•

The Employment Agreement also imposes a post-employment non-competition covenant upon Mr. Restrepo. Except as described below, the non-competition covenant has a two-year term and prohibits Mr. Restrepo from engaging in the property casualty insurance underwriting business or any other line(s) of business in which State Auto is operating at the time of his separation from service as an officer, director, consultant or employee of an insurer operating in any state where State Auto operates which has direct written premium in excess of $1 billion nationally as of the end of the calendar year immediately preceding Mr. Restrepo’s separation from service with State Auto. The non-competition period is reduced to one year if Mr. Restrepo’s separation of service was due to his voluntary termination of employment.

•

Mr. Restrepo has agreed that for a period of two years following termination of his employment, he will not hire, solicit for hiring or otherwise induce any employee of State Auto to leave State Auto’s employment.

(b)	Executive Agreement

The term of the Executive Agreement coincides with the term of Mr. Restrepo’s employment under the Employment Agreement, subject to an extension for the lesser of 36 months after any month in which a Change of Control occurs, as defined below, or until Mr. Restrepo attains age 65. The Executive Agreement will terminate if Mr. Restrepo’s employment with State Auto terminates prior to a Change of Control.

With respect to STFC, a “Change of Control” generally includes:

•

The acquisition by any person of beneficial ownership of 25% or more of STFC’s outstanding voting securities (which percentage will increase or decrease, as the case may be, such that the percentage of securities ownership is consistent with any future changes to the percentage of securities ownership represented in the Change of Control definition in the State Auto Financial equity incentive compensation plan);

•

A change in the composition of the board of directors of STFC such that a majority of the directors (i) are not currently serving directors of STFC, or (ii) were not nominated by the Nominating Committee of STFC, or (iii) were not appointed by at least two thirds of the total number of directors who either are currently serving directors or were nominated by the Nominating Committee of STFC;

•	A merger involving STFC where STFC’s shareholders immediately prior to the merger own 50% or less of the combined voting power of the surviving entity immediately after the merger;

•

A sale or other disposition of all or substantially all of the assets of STFC, including a sale of assets or earning power aggregating more than 50% of the assets or earning power of STFC on a consolidated basis; or

•	A reorganization or other corporate event involving STFC which would have the same effect as any of the above-described events.

With respect State Auto Mutual, a “Change of Control” generally includes:

•

An affiliation or merger involving State Auto Mutual which results in a change to the composition of the board of directors of State Auto Mutual or its successor such that a majority of the directors (i) are not currently serving directors of State Auto Mutual, or (ii) were not nominated by the Nominating Committee of State Auto Mutual, or (iii)

were not appointed by at least two thirds of the total number of directors who either are currently serving directors or were nominated by the Nominating Committee of State Auto Mutual; or

•

A conversion of State Auto Mutual to a stock corporation which results in a change to the composition of the board of directors of State Auto Mutual or its successor such that a majority of the directors (i) are not currently serving directors of State Auto Mutual, or (ii) were not nominated by the Nominating Committee of State Auto Mutual, or (iii) were not appointed by at least two thirds of the total number of directors who either are currently serving directors or were nominated by the Nominating Committee of State Auto Mutual.

Under the Executive Agreement, STFC and State Auto Mutual, or their respective successors, must provide severance benefits to Mr. Restrepo if his employment is terminated (other than on account of Mr. Restrepo’s death, disability, mandatory retirement at age 65, or involuntary termination for cause):

•	By STFC or State Auto Mutual at any time within 24 months after a Change of Control;

•	By Mr. Restrepo for Good Reason (as defined below) at any time within 24 months after a Change of Control; or

•

By STFC or State Auto Mutual at any time after an agreement has been reached with an unaffiliated third party, the performance of which agreement would result in a Change of Control involving such third party, if such Change of Control is actually consummated within 12 months after the date of such termination.

“Good Reason” generally means the assignment to Mr. Restrepo of duties which are materially and adversely different from or inconsistent with the duties, responsibility or status of Mr. Restrepo’s position during the 12 months prior to the Change of Control or which result in significant changes in his authority and responsibility as the chief executive officer of STFC or State Auto Mutual, a material reduction in Mr. Restrepo’s salary in place as of the day immediately prior to the Change of Control or, after a Change of Control, the failure to grant salary increases and bonus payments on a basis comparable to those granted to other executives, a reduction of Mr. Restrepo’s most recent highest incentive bonus potential, or a demand that Mr. Restrepo relocate to more than 35 miles from Mr. Restrepo’s current location. Mr. Restrepo’s determination of Good Reason will be conclusive and binding upon the parties if made in good faith. Mr. Restrepo must provide STFC and State Auto Mutual with written notice of his intent to terminate for Good Reason, and thereafter STFC and State Auto Mutual will have a 30-day cure period to remedy the condition and prevent Mr. Restrepo’s termination of employment for Good Reason.

In addition to accrued compensation, bonuses, and vested benefits and stock options, Mr. Restrepo’s severance benefits payable under the Executive Agreement include:

•	A lump-sum cash payment equal to 2.99 times Mr. Restrepo’s annual base salary (subject to reduction if Mr. Restrepo is within three years of age 65);

•

A lump-sum cash payment equal to 2.99 times the maximum possible bonus Mr. Restrepo could receive under State Auto’s short and long term cash incentive plans for the fiscal year in which the Change of Control occurs (subject to reduction if Mr. Restrepo is within three years of age 65);

•

For a three-year period following his termination of employment, health care coverage comparable to that received by Mr. Restrepo immediately prior to his termination of employment (which will be paid in a lump sum to Mr. Restrepo in an amount equal to State Auto’s then current monthly per employee cost of providing State Auto’s health insurance benefit multiplied by 36, plus such additional amount that represents a gross up of the taxes due for that particular amount of income), life and accidental death and dismemberment insurance coverage equal to that received by Mr. Restrepo immediately prior to his termination of employment (or, if more favorable to Mr. Restrepo, equal to that received by Mr. Restrepo immediately prior to the Change of Control), and disability insurance coverage equal to that received by Mr. Restrepo immediately prior to his termination of employment (or, if more favorable to Mr. Restrepo, equal to that received by Mr. Restrepo immediately prior to the Change of Control); and

•	Out-placement benefits in an amount equal to 15% of Mr. Restrepo’s annual base salary.

The STFC and State Auto Mutual Boards of Directors may require that all or any portion of the foregoing severance benefits be subject to an obligation of repayment upon the violation of any non-competition and confidentiality covenants applicable to Mr. Restrepo. Such Boards may also require Mr. Restrepo to repay all or any portion of the foregoing severance benefits if (i) the amount of his severance benefits were calculated based upon the achievement of certain financial results that were subsequently the subject of a financial statement restatement; (ii) Mr. Restrepo engaged in fraudulent misconduct that caused or substantially contributed to the need for the financial statement restatement; and (iii) the amount of his severance benefits would have been lower than the amount actually awarded to Mr. Restrepo had the financial results been properly reported.

The Executive Agreement also provides that STFC will pay Mr. Restrepo such amounts as would be necessary to compensate Mr. Restrepo for any excise tax paid or incurred due to any severance payment or other benefit provided under the Executive Agreement. However, in the event Mr. Restrepo’s contractual severance payments and benefits were subject to any excise tax, but otherwise would not be subject to such tax if the total of such payments and benefits were reduced by 10% or less, then such payments and benefits will be reduced by the minimum amount necessary (not to exceed 10% of such payments and benefits) so that STFC will not have to pay an excess severance payment and Mr. Restrepo will not be subject to an excise tax.

The Executive Agreement provides that, for a period of five years after any termination of Mr. Restrepo’s employment, STFC will provide Mr. Restrepo with coverage under a standard directors’ and officers’ liability insurance policy at its expense, and will indemnify, hold harmless, and defend Mr. Restrepo to the fullest extent permitted under Ohio law against all expenses and liabilities reasonably incurred by Mr. Restrepo in connection with or arising out of any action, suit, or proceeding in which he may be involved by reason of having been a director or officer of STFC or any subsidiary.

The Company must pay the cost of counsel (legal and accounting) for Mr. Restrepo in the event he is required to take any action to enforce any of the rights granted under the Executive Agreement. In addition, Mr. Restrepo is entitled to prejudgment interest on any amounts found to be due to him in connection with any action taken to enforce his rights under the Executive Agreement at a rate equal to the prime commercial rate of STFC’s principal bank or its successor in effect from time to time plus 4%.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STATE AUTO FINANCIAL CORPORATION

Date: March 12, 2009	By	/s/ Steven E. English
Vice President and Chief Financial Officer